Filed
95 JAN 25 AM 9:56
Secretary of State
Tallahassee, Florida

                            ARTICLES OF INCORPORATION
                                       OF
                     DISTRIBUTION MANAGEMENT SERVICES, INC.

         THE UNDERSIGNED incorporators to these Articles of Incorporation, each a natural person competent to contract, hereby associate themselves together to form a corporation under the laws of the State of Florida.

                                 ARTICLE I. NAME
                                 ---------------

         The name of this corporation is:

                     DISTRIBUTION MANAGEMENT SERVICES, INC.

                         ARTICLE II. NATURE OF BUSINESS
                         ------------------------------

         The general nature of the business and the objects and purposes to be transacted and carried on are to do any and all of the things herein mentioned, as fully and to the same extent as natural persons might or could do, viz:
         A. To engage in any and all legal business transactions of every kind, nature and description and to do any and all lawful things as may be determined by the officers and directors of the corporation and to employ personnel of every kind, nature and description in connection therewith.
         B. To improve, buy, sell, exchange, mortgage, rent, lease, invest in, build, erect, equip, maintain, deal in and with, dispose of, manage and operate real property, both improved and unimproved, and personal property of whatsoever nature or kind, as owner, agent, factor or broker;

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to build, construct and alter houses, buildings and structures of whatsoever nature of kind, and to develop real property generally, to loan money upon real and personal property and to take mortgages and bonds and assignments of mortgages and bonds upon real and personal property of whatsoever nature or kind; and to borrow money thereon by mortgage or otherwise; to buy, sell, and deal in bonds and loans secured by mortgages or other liens on real property or personal property of all kinds and description;

         C. To purchase, manufacture, acquire, hold, own, mortgage, hypothecate, pledge, lease sell, assign, transfer, invest in, trade in, deal in, borrow and lend money upon goods, wares, merchandise and real and personal property of every kind and description;

         D. To act as agent, broker or attorney in fact for any persons, firms or corporation in buying, selling and dealing in real or personal property of whatsoever nature or kind, and any and every estate and interest therein, and choses in action secured thereby, judgments resulting therefrom, and other personal property collateral thereto, in making or obtaining loans upon such property and loans and all interest in and claims affecting the same, in effecting insurance against fire and all other risks thereon, and in managing and conducting any legal actions, proceedings and business relating to any of the purposes herein mentioned or referred to; to register mortgages and deeds of trust of real property or chattels real and all other securities collateral thereto; to investigate and report upon the credit and financial solvency and sufficiency of borrowers and sureties upon such securities; and to transact all or any other business which may be necessary or incidental or property to the exercise of any or all of the purposes of the corporation.

         E. To subscribe for, purchase, invest in, hold, own, assign, pledge and otherwise dispose of shares of capital stock, bonds, mortgages, debentures, notes and other securities, obligations,

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contracts and evidences of indebtedness of any persons, firms, associations, or other corporations, whether domestic or foreign, and to exercise in respect to any such shares of stock, bonds, and other securities, any and all rights, powers and privileges of individual ownership, including the right to vote thereon, to issue bonds and other obligations, and to secure the same by pledging or mortgaging the whole or any part of the property of the company, and to sell such bonds and other obligations for proper corporate purposes, and to do any and all acts and things tending to increase the value of the property at any time held by the company.

         F. To acquire, hold, undertake and fully exploit the good will, property, rights, franchises, and assets of every kind, and the liabilities of any person, firm, association or corporation, either wholly or partly, and to pay the same in cash, stocks or bonds of the company or otherwise.

         G. To borrow money and contract debts when necessary in the purchase or acquisition of real, personal and intangible property, business rights or franchises, or for additional working capital, or for any other object in or about its business or affairs and without limit as to amount, to incur debt and to raise, borrow and secure the payment of money in lawful manner, including the issue and sale or other disposition of bonds, warrants, debentures, obligations, negotiable and transferable instruments and evidences of indebtedness of all kinds, whether secured by mortgage, pledge, deed of trust or otherwise.

         H. In any manner to acquire, enjoy, utilize and to dispose of patents, copyrights and trademarks, and any license or other rights or interest therein and thereunder.

         I. To conduct business and operations and to have one or more offices and hold, purchase, mortgage, lease, dispose of, deal in, and convey real and personal property without

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restrictions in this state and in any other of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and in any and all foreign countries.

         J. To purchase or otherwise acquire, become interested in, deal in and with, invest in, hold, pledge, sell or turn to account or realize upon as owner, agent, broker or factor, all forms of securities, including stocks, bonds, debentures, mortgages, notes, evidences of indebtedness, leases, options, certificates of interest, participation certificates, voting trust certificates evidencing shares of or interest in common law trust, trusts and trust estates or associations, certificates of trust or beneficial interest in trusts, mortgages, contracts and other instruments, securities and rights; to investigate and report with respect to, and to undertake, carry on, aid, assist or participate in the organization, liquidation or reorganization of financial, commercial, mercantile, manufacturing, industrial or other business concerns, firms, associations and corporations; to institute, participate in or promote commercial, mercantile, financial and industrial enterprises and operations.

         K. To engage in and carry on any advertising business in connection with property of any nature, owned, leased or otherwise acquired by this corporation, as principal or agent, with powers to let contracts for any such advertising and to make and carry out contracts of every kind and nature that may be conducive to the accomplishment of any purposes of the corporation.

         L. To do any and all things, and everything necessary and proper for the accomplishment of the objects enumerated in these Articles of Incorporation or any amendment thereto necessary and incidental to the protection and benefit of the corporation, and in general to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth herein, it being understood that the enumeration of specific powers in these Articles of Incorporation shall not be deemed to be

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exclusive, but all other lawful powers conferred by the Statutes of the State of
Florida are hereby included.

                           ARTICLE III. CAPITAL STOCK
                           --------------------------

         The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is ONE HUNDRED (100) SHARES, with a par value of TEN CENTS ($0.10) per share. All of said stock shall be payable in cash, property real or personal, labor or services in lieu of cash, at a just valuation to be fixed by the Board of Directors of this corporation.

                           ARTICLE IV. INITIAL CAPITAL
                           ---------------------------

         The amount of capital with which this corporation will begin business is FIVE HUNDRED ($500.00) DOLLARS.

                          ARTICLE V. TERM OF EXISTENCE
                          ----------------------------

         This corporation is to exist perpetually unless sooner dissolved according to law.

                               ARTICLE VI. ADDRESS
                               -------------------

         The initial address of the principal office of this corporation in the State of Florida is:

                                  P.O. Box 1256

                            Hallandale, Florida 33008

         The Board of Directors may from time to time move the principal office to any other address in Florida.

                             ARTICLE VII. DIRECTORS
                             ----------------------

         This corporation shall have not less than one or more than nine directors, initially. The number of directors may be increased or diminished from time to time, by by-laws, adopted by the stockholders, but shall never be less than one.

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                    ARTICLE VIII. REGISTERED AGENT AND OFFICE
                    -----------------------------------------

         This corporation's initial registered agent and registered office in the State of Florida shall be:

                             MICHAEL D. HYMAN, ESQ.
                                1921 Hiatus Road
                            Pembroke Pines, FL 33026

                          ARTICLE IX. INITIAL DIRECTORS
                          -----------------------------

         The name and post office address of each member of the first Board of Directors is:
                                    ROY EGIDI
                                  P.O. Box 1256
                            Hallandale, Florida 33008

         The members of the first Board of Directors shall hold office until the first annual meeting of the stockholders of the corporation.

                            ARTICLE X. INCORPORATORS
                            ------------------------

         The name and post office address of each incorporator of these Articles of Incorporation is:

                                    ROY EGIDI
                                  P.O. Box 1256
                            Hallandale, Florida 33008

                              ARTICLE XI. AMENDMENT
                              ---------------------

         These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the stockholders, and approved at a stockholders meeting by a majority of the stock entitled to vote thereon, unless all the directors and all the stockholders sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation be made.

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         The Directors of this corporation shall have the power to make or amend the by-laws and to fix the amount to be reversed [sic] for working capital.

         The private property of the stockholders shall not be subject to the payment of the corporate debts in any extent whatsoever. The corporation shall have a first lien on the shares of its members and upon the dividends due them for any indebtedness of such members of the corporation.

                                  ARTICLE XII.
                                  ------------

         The stockholders of this corporation may divide themselves into groups for the purpose of obtaining unit control in the corporation, and when any agreement is made between stockholders owning at least seventy-five percent of the stock then outstanding in the corporation, such agreement shall be binding upon the corporation, shall be recognized by the directors and shall be observed by the officers and agents of the company, and particularly, the stockholders are authorized to include in such agreements entered into between themselves provisions which will confer upon individual groups the power to elect certain numbers of directors, and, in particular, stockholders may include in the agreements between themselves the following as valid matters of agreement, to wit:
                  (1) The manner and method in which the persons by whom directors may be elected;

                  (2) Any limitation upon the transferability or assignment of the stock;

                  (3) The conferring or preemptive rights of purchase upon stockholders on conditions precedent to the sale of any other stock;

                  (4) Any matter relating to effectuating the purpose included in any of the foregoing matters.


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         Agreements between stockholders shall continue binding upon the corporation until there is filed with each office of the corporation, a written instrument signed by the persons who originally created such stockholders agreement (or their successors in ownership, providing such a succession in ownership shall have been accomplished in accordance with the terms of the stockholders agreement) consenting to the revocation and cancellation of the agreements among the stockholders.

                     ARTICLE XIII. ELECTION FOR TAX PURPOSES
                     ---------------------------------------

         At the election of the officers of this corporation, this corporation may be qualified as a Sub- Chapter S corporation pursuant to the laws of the United States and the Internal Revenue Service. This provision shall be applicable only if the business in which the corporation engages qualifies for such tax treatment under the laws of the United States.

                         ARTICLE XIV. COMMENCEMENT DATE
                         ------------------------------

         This corporation shall commence upon the date of filing with the Secretary of State.

         IN WITNESS WHEREOF, I, the undersigned, being the original Incorporator to the capital stock hereinabove named, for the purpose of forming a corporation to do business both within and without the State of Florida, under the laws of Florida, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and do agree to take the number of shares hereinabove set forth, and hereunto set my hand and seal this 20th day of January, 1995.

                                                     /S/ ROY EGIDI (SEAL)
                                                     --------------------
                                                     ROY EGIDI



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STATE OF FLORIDA        )
                        )  SS.
COUNTY OF DADE          )

         I HEREBY CERTIFY that on this day, before me, a Notary Public, duly authorized in the State and County named above to take acknowledgments, personally known to me, appeared ROY EGIDI, to me personally known to be the person described as Incorporator in and who executed the foregoing Articles of Incorporation, and acknowledged before me that he subscribed to those Articles of Incorporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Miami, Dade County, Florida, this 20th day of January, 1995.

                                                     /s/ Maria Casteleiro
                                                     --------------------
                                                Notary Public-State of Florida







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                       CERTIFICATE DESIGNATING REGISTERED
                          AGENT FOR SERVICE OF PROCESS
                          ----------------------------

         Pursuant to Chapter 48.091, Florida Statutes, the undersigned hereby designates;

                             MICHAEL D. HYMAN, ESQ.
                                1921 Hiatus Road
                            Pembroke Pines, FL 33026

as its Registered Agent to accept service of process within this State.

                                          DISTRIBUTION MANAGEMENT SERVICES, INC.

                                          By: /s/ Roy Egidi
                                          -----------------
                                               Roy Egidi

         The undersigned hereby accepts the foregoing designation as Registered Agent for service or process within the State of Florida, and agrees to comply with the provisions of the law applicable to said designation.

                                          By: /s/ Michael D. Hyman
                                          ------------------------
                                              Michael D. Hyman




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FILED
97 Sep 23 AM 9:57
Secretary of State
Tallahassee, Florida

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                     DISTRIBUTION MANAGEMENT SERVICES, INC.

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number [s] being amended, added or deleted:

                  ARTICLE III. CAPITAL STOCK
                  --------------------------

                  The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is FIFTEEN MILLION (15,000,000) SHARES, with no par value. All of said stock shall be payable in cash, property, real or personal, labor or service in lieu of cash, at a just valuation to be fixed by the Board of Directors of this corporation.


SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

         SEE ABOVE.


THIRD:            The date of each amendment's adoption:   September 22, 1997
                                                        -----------------------

FOURTH:           Adoption of Amendment(s)(CHECK ONE)

         |_| The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.


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         |_|      The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on time amendment(s):

                  The number of votes cast for the amendment(s) was/were sufficient for approval by _______________________________."
                                                      voting group

         |_| The amendment(s) was/were adopted by the board of directors with shareholder action and shareholder action was not required.

         |_| The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

         Signed this 22nd day of September               , 1997          .
                     -----------------------------------------------------


Signature                    /s/ Romolo Egidi                    President
--------------------------------------------------------------------------------

                  (By the Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted by the sharehold

                             Romolo Egidi, President

                                       OR

                   (By a director if adopted by the directors)

                                       OR

              (By an incorporator if adopted by the incorporators)


                    _________________________________________
                              Typed or printed name


                    _________________________________________
                                      Title




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